UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

THE TORO COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

(952) 888-8801

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1—Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement.

On October 5, 2021, The Toro Company (“TTC”) and Toro Luxembourg S.à r.l. (collectively, the “Borrowers”) entered into an amended and restated credit agreement (the “Credit Agreement”) with certain lenders, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), swingline lender and L/C issuer, Wells Fargo Bank, National Association and U.S. Bank National Association, as co-syndication agents (in such capacities, the “Co-Syndication Agents”), and BMO Harris Bank, N.A. and HSBC Bank USA, National Association, as co-documentation agents (in such capacities, the “Co-Documentation Agents”). The Credit Agreement provides for (i) a five-year unsecured term loan in an aggregate principal amount of up to $270 million to TTC (the “Term Facility”), the entire amount of which was funded on October 5, 2021, and (ii) a five-year unsecured revolving credit facility in an aggregate principal amount of up to $600 million to the Borrowers, including a $10 million sublimit for the issuance of standby letters of credit and a $30 million sublimit for swingline loans (the “Revolving Facility” and, collectively with the Term Facility, the “Facilities”). TTC may request that (i) the maximum principal amount available under the Revolving Facility be increased by an amount of up to $300 million and/or (ii) incremental term loan commitments be established by an amount of up to $100 million.

Subject to customary closing conditions, funds are available under the Facilities (i) for general working capital, capital expenditures and other lawful corporate purposes, (ii) the purchase of TTC’s capital stock and preferred stock rights, and (iii) to replace and refinance outstanding indebtedness under the Prior Credit Agreements (as defined below). Loans under the Revolving Facility are available in U.S. Dollars, Euros, British Pounds Sterling, Australian Dollars, Mexican Pesos and Canadian Dollars and, at the discretion of the lenders, other currencies. Loans under the Term Facility are available in U.S. Dollars.

In addition to certain initial fees payable to the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and their respective affiliates, the Borrowers are obligated to pay (i) an administrative agency fee to the Administrative Agent annually in advance and (ii) a facility fee based on the availability of commitments under the Revolving Credit Facility which is payable quarterly in arrears to each applicable lender. At the option of TTC, any loan under the Facilities (other than the swingline loans) will bear interest at a variable rate generally based on LIBOR or an alternative variable rate based on the highest of the Bank of America prime rate, the federal funds rate or a rate generally based on LIBOR, in each case depending on the leverage ratio (as measured quarterly and defined as the ratio of (i) total indebtedness to (ii) consolidated EBIT (earnings before interest and taxes) plus depreciation and amortization expense) and debt rating of TTC. Swingline loans bear interest at a rate determined by the swingline lender or an alternative variable rate based on the highest of the Bank of America prime rate, the federal funds rate or a rate generally based on LIBOR, in each case depending on the leverage ratio and debt rating of TTC. Interest is payable quarterly in arrears. Beginning December 31, 2024 and ending September 30, 2026, TTC will make quarterly amortization payments on the Term Facility with each such payment equal to $6,750,000.  On October 5, 2026, the aggregate principal amount of any outstanding amounts under the Term Facility will be repaid.

The Credit Agreement contains customary covenants regarding TTC and its subsidiaries, including, without limitation a maximum leverage ratio and negative covenants, which, among other things, limit dividends, disposition of assets, consolidations and mergers, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, and change of control.

BofA Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC served as joint lead arrangers and joint bookrunners for the Facilities, for which they each received customary compensation. In addition, the Administrative Agent, the Co-Syndication Agents and Co-Documentation Agents and certain of the other lenders and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for TTC and its subsidiaries, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

In connection with the execution of the Credit Agreement, the $270 million term loans outstanding of the $500 million unsecured term loans that were issued under that certain Credit Agreement, dated as of March 19, 2019, between TTC and certain lenders, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents (the “Prior Term Loan Credit Agreement”) were repaid in full. The term loans funded pursuant to the Prior Term Loan Credit Agreement were scheduled to mature on March 19, 2022 and March 19, 2024. The Revolving Facility replaces TTC’s prior $600 million unsecured revolving credit facility under that certain Credit Agreement, dated as of June 19, 2018 (the “Prior Revolving Credit Agreement”, and, collectively with the Prior Term Loan Credit Agreement, the “Prior Credit Agreements”) and extends the maturity date of the Revolving Facility from June 19, 2023 to October 5, 2026.  As of October 5, 2021, borrowings outstanding under (i) the Prior Revolving Credit Agreement were approximately $3.1 million, which consisted entirely of the issuance of standby letters of credit and (ii) the Prior Term Loan Credit Agreement were $270 million.

The foregoing description of the Credit Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement.

In connection with the execution of the Credit Agreement described above, on October 5, 2021, the Prior Term Loan Credit Agreement was terminated. The material relationships between the Borrowers and their affiliates and the parties to the Prior Term Loan Credit Agreement were the same as described above. The material terms and conditions of the Prior Term Loan Credit Agreement were substantially similar to the material terms and conditions of the Term Facility described above, with the exception of the provisions in the Prior Term Loan Credit Agreement relating to three- and five- year term loans to finance TTC’s previous acquisition of The Charles Machine Works, Inc.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Section 1 – Registrant’s Business and Operations – Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated as of October 5, 2021, by and among The Toro Company and Toro Luxembourg S.à r.l., as Borrowers, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, Wells Fargo Bank, National Association and U.S. Bank National Association, as co-syndication agents, and BMO Harris Bank, N.A. and HSBC Bank USA, National Association, as co-documentation agents (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: October 6, 2021	By:	/s/ Renee J. Peterson
Renee J. Peterson
Vice President, Chief Financial Officer

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